Exhibit 10.4

CRYO-CELL INTERNATIONAL, INC.

STOCKHOLDERS AGREEMENT

PREAMBLE

This Stockholders Agreement, by and among Cryo-Cell International, Inc., a Delaware corporation (the “Company”) and David I. Portnoy, is entered into this 12th day of March, 2018.

WHEREAS, the outside and independent directors of the Company have determined (a) that equity-based compensation for management and directors reduces the expenditure of cash and aligns the incentives of management and directors with those of the stockholders and (b) that while further equity-based compensation would further align such interests from an economic perspective such further equity-based compensation should be subject to pass-through voting and other conditions;

NOW THEREFORE, it is hereby agreed:

DEFINITIONS

“Acquisition” shall mean any transaction or series of related transactions involving: (i) (a) any acquisition (whether direct or indirect, including by way of merger, share exchange, consolidation, business combination or other similar transaction) or purchase from the Company or any of its subsidiaries that would result in any Person or Group Beneficially Owning more than 50% of the total outstanding Equity Securities of the Company or any of its subsidiaries (measured by voting power or economic interest), or (b) any tender offer, exchange offer or other secondary acquisition that would result in any Person or Group Beneficially Owning more than 50% of the total outstanding Equity Securities of the Company or any of its subsidiaries (measured by voting power or economic interests), or (c) any merger, consolidation, share exchange, business combination or similar transaction involving the Company or any of its subsidiaries that would result in the stockholders of the Company immediately preceding such transaction Beneficially Owning less than 50% of the total outstanding Equity Securities in the surviving or resulting entity of such transaction (measured by voting power or economic interests) or, if the surviving or resulting entity is a wholly owned subsidiary of another entity immediately following such transaction, the parent of such surviving or resulting entity; provided that in the case of each of clauses (a), (b), and (c), in the case of such acquisition or other transaction involves only a subsidiary or subsidiaries of the company, only if such acquisition or other transaction would be material to the Company and its subsidiaries on a consolidated basis; or (ii) any sale or lease or exchange, transfer, license or disposition of a business or assets that constitute more than 50% of the assets, business, revenue, or net income of the Company and its subsidiaries on a consolidated basis.

“Beneficially Own” (including its correlative meanings, “Beneficially Owning,” “Beneficial Owner,” and “Beneficial Ownership”) shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act; provided, however, that, notwithstanding anything in Rule 13d-3(d)(1)(i) to the contrary, the determination of “Beneficial Ownership” of a Person shall be made after giving effect to the conversion of all options, warrants, rights and convertible or other similar securities outstanding as of any date in question that are held by such Person, irrespective of the vesting period of any such security.

“Business Day” shall mean a day other than a Saturday, Sunday, holiday or other day on which the Delaware State Courts are authorized or required by Law to close.

“Common Stock” shall mean the shares of common stock, par value $0.01 per share, of the Company, and any other capital of stock of the Company into which such common stock is reclassified or reconstituted.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Equity Securities” shall mean any and all (i) shares, interest, participations or other equivalents (however designated) of capital stock or other Voting Securities of a corporation, and any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation), (ii) securities convertible into or exchangeable for shares, interests, participations or other equivalents (however designated) of capital stock or Voting Securities of (or other ownership or profit interests in) such Person, and (iii) any and all warrants, rights, or options to purchase any of the foregoing, whether voting or non-voting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“Governmental Authority” shall mean any nation, government, or supra-national body of competent jurisdiction, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and, any arbitrator or arbitral body or panel of competent jurisdiction or other entity with quasi-governmental authority.

“Group” shall have the meaning assigned to it in Section 13(d)(3) of the Exchange Act and Rule 13d-5 thereunder.

“Law” shall mean any statue, law (including common law), regulation, ordinance, rule, injunction, order, decree, award, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

“Person” shall mean an individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, cooperative, unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable Law, or any Governmental Authority or any department, agency or political subdivision thereof.

“Restricted Period” shall mean the period commencing on the date that this Agreement is fully executed by the Stockholder and ending on the fifth (5th) anniversary of that date.

“Restricted Stockholders” shall mean George C. Gaines, Jr., David I. Portnoy, and Mark L. Portnoy.

“SEC” shall mean the United States Securities and Exchange Commission or any successor agency.

“Stockholder” shall mean the individual referred to in the Preamble, David I. Portnoy, and any Person or entity acting, directly or indirectly, on their behalf.

“Voting Percentage Limit” shall mean 14.35 percent or, upon reinstatement pursuant to Section 2.1(c), the Stockholder’s pro rata portion among the Restricted Stockholders of 35 percent as of the date of delivery of the Notice pursuant to Section 2.1(c).

“Voting Securities” shall mean shares of Common Stock and any other securities of the Company entitled to vote generally in the election of directors.

ARTICLE I VOTING MATTERS

1.1 Voting in Elections. At any meeting of stockholders of the Company involving the election of directors (or if action is taken by written consent of stockholders of the Company in lieu of a meeting in respect of an election of directors), the Stockholder shall vote, or cause to be voted (including, if applicable, by written consent), all Voting Securities Beneficially Owned by such Stockholder (a) up to the Voting Percentage Limit, in Stockholder’s sole discretion, and (b) in excess of the Voting Percentage Limit, in the same proportion as the Voting Securities not Beneficially Owned by the Restricted Stockholders are voted affirmatively for or against, or to withhold authority with respect to, as applicable, the election of each Person nominated to serve as a director (or, as applicable, the removal of any director) (it being understood that the Stockholder must elect to vote as contemplated by this Section 1.1 and cannot elect not to vote or to vote in any other manner).

1.2 Voting with respect to Certain Acquisitions. At any meeting of stockholders of the Company at which an Acquisition that has been approved and recommended (and such recommendation has not been withdrawn) by the Board (and any other related matter the approval of which is required to consummate such Acquisition) is submitted to a vote of the stockholders of the Company (or if action is taken with respect to such matter(s) by written consent of stockholders of the Company in lieu of a meeting), the Stockholder shall vote or cause to be voted (including by abstaining or, if applicable, taking action by written consent) all Voting Securities Beneficially Owned by such Stockholder in excess of the Voting Percentage Limit in the same proportion as the Voting Securities not Beneficially Owned by the Restricted Stockholders are voted (including by written consent) for or against, or abstain with respect to, such Acquisition (and such related matters(s)). For the avoidance of doubt, in calculating the voting requirements of the Stockholder under Section 1.2, all broker non-votes and all Voting Securities that are not present or represented at the applicable stockholder meeting shall not be considered. The Stockholder shall be free to vote or cause to be voted (including by abstaining or, if applicable, taking action by written consent), in its sole discretion, all Voting Securities Beneficially Owned by Stockholder up to and including the Voting Percentage Limit.

1.3 Voting with respect to Other Matters. At any meeting of stockholders of the Company at which any matter, other than a matter that is subject to Section 1.1 or Section 1.2, is submitted to a vote of the stockholders of the Company (or if action is taken with respect thereto by written consent of stockholders in lieu of a meeting), the Stockholder shall vote or cause to be voted (including by abstaining or, if applicable, taking action by written consent) all Voting Securities Beneficially Owned by Stockholder in excess of the Voting Percentage Limit in the same proportion as the Voting Securities not Beneficially Owned by the Stockholder or any then current officer or director are voted (including by written consent) for or against, or abstain with respect to, each such matter. For the avoidance of doubt, in calculating the voting requirements of the Stockholder under Section 1.3, all broker non-votes and all Voting Securities that are not present or represented at the applicable stockholder meeting shall not be considered. The Stockholder shall be free to vote or cause to be voted (including by abstaining or, if applicable, taking action by written consent), in their sole discretion, all Voting Securities Beneficially Owned by the Stockholder up to and including the Voting Percentage Limit for or against, or to abstain from voting on, each such matter.

1.4 Quorum. At each meeting of stockholders, the Stockholder shall cause all of the Voting Securities Beneficially Owned by the Stockholder to be present in person or by proxy for quorum purposes.

ARTICLE II GENERAL PROVISIONS

2.1 Term/Suspension/Reinstatement.

(a) Unless otherwise specified herein, the obligations of the Stockholder under this Agreement shall continue during the Restricted Period.

(b) The obligations of the Stockholder under this Agreement shall be suspended upon delivery of a Notice by the Stockholder to the Company following the date on which the aggregate Beneficial Ownership of Equity Securities of the Company held by the Restricted Stockholders is less than thirty five percent (35%) of the total number of shares of Common Stock outstanding as of such date.

(c) Following a suspension of the obligations of the Stockholder under this Agreement pursuant to Section 2.1(b) above, the obligations of the Stockholder under this Agreement shall be reinstated upon delivery of a Notice by the Company to the Stockholder following the date on which the aggregate Beneficial Ownership of Equity Securities of the Company held by the Restricted Stockholders is greater than or equal to thirty five percent (35%) of the total number of shares of Common Stock outstanding as of such date.

2.2 Notices. Any notice, designation, request, request for consent or consent provided for in this Agreement shall be in writing and shall be deemed given (a) when delivered personally, (b) two (2) Business Days after being sent, if sent by internationally recognized overnight courier, or (c) when sent, if transmitted by email (which such email shall be confirmed within 24 hours thereafter in a manner provided in clause (a) or (b)), in each case, to the parties at the following addresses (or at such other address for a party as shall be specified by prior written notice from such party):

To the Stockholder:

David I. Portnoy

dportnoy@cryo-cell.com

To the Company:

Cryo-Cell International, Inc.

Attention: Compensation Committee of the Board of Directors

Emails: gcgainesjr@gmail.com; wheelmed@gmail.com;

haroldbergercpa@gmail.com

700 Brooker Creek Blvd.

Suite #1800

Oldsmar, FL 34677

2.3 Amendment; Waiver. This Agreement may be amended, supplemented or otherwise modified, and the observance of any term hereof may be waived, only by a written instrument executed by both (i) the Company, acting through a duly appointed independent Committee of the Board or Sub-Committee thereof, and (ii) the Stockholder. Neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver. Any amendment, supplement or modification to this Agreement and any waiver of any term hereof effected in accordance with this Section 2.3 shall be binding on each party hereto and all of such party’s successors and permitted assigns, whether or not such party successor or permitted assign entered into or approved such amendment, supplement or modification.

2.4 Further Assurances. Each party hereto shall sign such further documents and do and perform and cause to be done such further acts and things as any other party hereto may reasonably request to the extent necessary to carry out the intent and accomplish the purposes of this Agreement.

2.5 Assignment. This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned, without the express prior written consent of the other parties hereto, and any attempted assignment, without such consent, will be null and void.

2.6 Third Parties. This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto. No individual stockholder shall have any individual or direct rights or claims under this Agreement.

2.7 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to principles of conflicts of Laws thereof.

2.8 Jurisdiction; Waiver of Jury Trial. In any judicial proceeding involving any dispute, controversy or claim between the parties hereto arising out of or relating to this Agreement, each of the parties hereto, by execution and delivery of this Agreement, unconditionally accepts and consents to the exclusive jurisdiction and venue of the Delaware Court of Chancery and any state appellate court to which orders and judgments thereof may be appealed within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), including but not limited to the in personam and subject matter jurisdiction of those courts, or if jurisdiction over the matter is vested exclusively in federal courts, the United States District Court for the District of Delaware, and the appellate courts to which orders and judgments thereof may be appealed, waives any objections to such jurisdiction on the grounds of venue or forum non conveniens, the absence of in personam or subject matter jurisdiction and any similar grounds or any other manner permitted by Law, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. In any such judicial proceeding, the parties agree that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by Law, service of process may be made by delivery provided pursuant to the directions in Section 2.2. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

2.9 Specific Performance. Each party hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other parties hereto would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and agrees that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to specific performance of this Agreement without the posting of bond.

2.10 Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject.

2.11 Severability.    If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (a) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by Law, (b) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by Law and (c) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

2.12 Headings and Captions.    The headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

2.13 Counterparts.     This Agreement and any amendment hereto may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one Agreement (or amendment, as applicable).

*            *             *             *             *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

/s/ Jill Taymans

Cryo-Cell International, Inc.

By: Jill Taymans

Title: VP Finance, CFO

/s/ David Portnoy

Stockholder

9